                                                                    EXHIBIT 11.1

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                 For the Twelve Months Ended December 31, 1998

                                                                                           Total Issued      Basic        Diluted
                                                                                Date         # Shares      Wtd. Avg.     Wtd. Avg.
                                                                           ---------------------------------------------------------
Shares issued January 1, 1998                                                      1/1/98   10,718,867     10,718,867
Treasury Shares                                                                    1/1/98     (233,259)      (233,259)
Shares issued 1/1/98 - 12/31/98                                                   Various      995,028        751,129

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Basic weighted average shares                                                    12/31/98   11,480,636     11,236,737    11,236,737
                                                                                           ===========================

Diluted:
-------
Common stock equivalents (scheduled below)                                                                                 (173,540)
Convertible Preferred Common Stock Equivalents - Excluded due to anti-dilution                                                    0
                                                                                                                       ------------
                                                                                                                           (173,540)
                                                                                                                       ------------
Diluted weighted average shares                                                                                          11,063,197
                                                                                                                       ============

Net Income (Loss) for the Twelve Months Ended December 31, 1998                                          ($41,292,410) ($41,292,359)
                                                                                                        ===========================
Earnings Per Share                                                                                        $     (3.67)  $     (3.73)
                                                                                                        ===========================


                     Schedule of Common Stock Equivalents
                     ------------------------------------

                                                                                                                           Diluted
Average share price during period                                  $7.8087                                     Diluted       Net
                                                                                  Exercise     Assumed      Treas. Shs.     Add'l
     Stock options & warrants:                                      Number         Price      Proceeds        Acquired      Shares
------------------------------------------------------------------------------------------------------------------------------------
Bridge Warrants/Bank Warrants                                       10,000        6.2500           0                 0            0
Prudential Warrants                                                 60,000       12.2500     735,000            94,126      (34,126)

Stock options  - Plan Year
     1992 Stock Option Plan
                                          01/13/93      ISO             66        2.2100           0                 0            0
                                          01/13/96       NQ        289,935        2.2100           0                 0            0
                                          04/04/94      ISO          4,500        0.9375           0                 0            0
                                          04/04/94       NQ         53,860        0.9375           0                 0            0
                                          08/09/94       NQ        156,800        1.6875           0                 0            0
                                          04/05/95      ISO          7,300        1.9375           0                 0            0
                                          11/12/96      ISO          2,500        7.5000           0                 0            0
                                          03/20/97      ISO          1,500        8.6250      12,938             1,657         (157)
                                          04/23/97       NQ          9,000        8.1250      73,125             9,365         (365)
                                          12/22/97       NQ          1,140        0.9375           0                 0            0
        1995 Stock Option Plan
                                          07/17/96      ISO         19,750        6.2500           0                 0            0
                                          05/02/97      ISO         48,700        8.0000     389,600            49,893       (1,193)
                                          12/22/97      ISO         31,075       10.6875     332,114            42,531      (11,456)
                                          01/02/98      ISO         28,864       10.6875     308,484            39,505      (10,641)
                                          06/15/98      ISO        109,200        8.6250     941,850           120,616      (11,416)

        1995 Nonqualified Plan
                                          04/05/95       NQ         85,000        1.9375           0                 0            0
                                          08/21/95       NQ          5,000        4.2500           0                 0            0
                                          12/05/95       NQ        110,000        4.2500           0                 0            0
                                          01/19/96       NQ          6,000        5.3750           0                 0            0
                                          02/01/96       NQ         12,500        6.2500           0                 0            0
                                          07/17/96       NQ         18,000        6.2500           0                 0            0
                                          05/02/97       NQ         14,000        8.0000     112,000            14,343         (343)
                                          01/22/98       NQ          2,500       10.2500      25,625             3,282         (782)

     1997 Nonqualified Stock Plan
                                          01/03/97       NQ        253,600        7.4375           0                 0            0
                                          04/04/97       NQ        150,000        8.1875   1,228,125           157,277       (7,277)
                                          12/22/97       NQ        220,061       10.6875   2,351,902           301,190      (81,129)
                                          06/15/98       NQ        139,950        8.6250   1,207,069           154,580      (14,630)
                                          06/15/98       NQ            250        8.6250       2,156               276          (26)
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Total Common Stock Equivalents                                   1,851,051                                                 (173,540)
====================================================================================================================================
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